    As filed with the Securities and Exchange Commission on March 26, 1999
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington,  D.C. 20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            _______________________

                                  MATTEL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                              95-1567322
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                 (310) 252-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________

               Amended and Restated Mattel 1996 Stock Option Plan
                            (Full title of the plan)
                              ____________________

                              Lee B. Essner, Esq.
               Assistant General Counsel and Assistant Secretary
                                  Mattel, Inc.
                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                 (310) 252-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________

                                   Copies to:
                               James P. Beaubien
                                Latham & Watkins
                        633 West 5th Street, Suite 4000
                         Los Angeles, California 90071
                                 (213) 485-1234

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

   Title of each class                                Proposed maximum        Proposed maximum
   of securities to be           Amount to be          offering price        aggregate offering
       registered                registered(1)          per share(2)              price(3)             Amount of registration fee
 ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share (including
 the Preference Share
 Purchase Rights attached
 thereto)(4)...................    3,463,175 shares       $41.64                $144,206,607                  $40,089
                                   1,997,888 shares       $25.80                  51,545,510                   14,330
                                   6,038,937 shares       $24.28                 146,625,390                   40,762
                                   =================                            ============                  =======
Total                              11,500,000 shares                            $342,377,507                  $95,181

 ===================================================================================================================================

(1) 5 million shares of common stock issuable pursuant to the Mattel 1996 Stock Option Plan were previously registered pursuant to Registration Statement No. 333-03385. An additional 11,500,000 shares of common stock issuable pursuant to such plan, as amended, are being newly registered hereunder. The newly registered shares are comprised of: (A) 3,463,175 shares issuable at an exercise price of $41.64 pursuant to options outstanding under the plan;
    (B) 1,997,888 shares issuable at an exercise price of $25.80 pursuant to options outstanding under the plan; and (C) 6,038,937 shares that are not yet subject to outstanding options under the plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount registered hereunder includes an indeterminate number of shares of our common stock that may be issued in accordance with the provisions of the Amended and Restated Matel 1996 Stock Option Plan, as amended, in the event of any change in the outstanding shares of our common stock, including a stock dividend or stock split.
(2) The Proposed Maximum Offering Price Per Share is based upon: (A) the excercise price per share ($41.64) of outstanding options for 3,463,175 shares; (B) the excercise price per share ($25.80) of outstanding options for 1,997,888 shares; and (C) for the remaining 6,038,937 shares, the average of the high and low sales price ($24.28) on March 23, 1999 for our common stock as reported on the New York Stock Exchange, pursuant to rule 457(h) of the Securities Act.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(4) Shares of our common stock being registered hereby are accompanied by preference share purchase rights. Until the occurrence of specific prescribed events, such rights are not exercisable, are evidenced by the certificates for our common stock and will be transferred along with and only with our common stock. Upon the occurrence of such prescribed events, separate rights certificates will be issued representing one right for each share of common stock held, subject to adjustment pursuant to anti-dilution provisions.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement covers additional securities registered for issuance under the Amended and Restated Mattel 1996 Stock Option Plan, as amended. The contents of the prior Registration Statement on Form S-8 of Mattel, Inc. relating to such plan, No. 333-03385, is incorporated herein by reference.

Item 3.   Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission pursuant to Securities Exchange Act of 1934, as amended, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

     (a)  Our Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) Our Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     (c) Our Current Reports on Form 8-K dated January 23, 1998, February 5, 1998, April 17, 1998, June 16, 1998, July 16, 1998, July 21, 1998,
          August 21, 1998, September 30, 1998, October 29, 1998, November 16, 1998, December 15, 1998, February 2, 1999 and March 5, 1999;

     (d) The description of our common stock contained in our Current Report on Form 8-K dated November 16, 1998; and

     (e) The description of our preference share purchase rights contained in our Registration Statements on Form 8-A and Form 8-A/A, dated February 12, 1992 and March 9, 1992 respectively.

     All documents filed by Mattel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of common stock registered hereby has been passed upon for Mattel by Lee B. Essner, Esq., Assistant General Counsel and Assistant Secretary of Mattel.

Item 8.   Exhibits.

       4.1 Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.2 to Mattel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

     + 4.2  Amendment to Amended and Restated Mattel 1996 Stock Option Plan.

     + 5.1  Opinion of Lee B. Essner, Esq.

     + 23.1  Consent of PricewaterhouseCoopers LLP.

     + 23.2  Consent of Deloitte & Touche LLP.

     + 23.3  Consent of Lee B. Essner, Esq. (included in Exhibit 5.1).

     + 24.1  Power of Attorney with respect to Mattel (see page S-1).
------------------------
+  Filed herewith.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on March 26, 1999.

                                      MATTEL, INC.


                                      By:  /s/ Harry J. Pearce
                                           -------------------
                                         Name:   Harry J. Pearce
                                         Title:  Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jill E. Barad, Ned Mansour, Robert Normile, Lee B. Essner and John L. Vogelstein, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                               Title                               Date
          ---------                               -----                               ----

         /s/  Jill E. Barad      Chairman of the Board, President and            March 26, 1999
------------------------------   Chief Executive Officer
              Jill E. Barad


       /s/  Harry J. Pearce      Chief Financial Officer (Principal              March 26, 1999
------------------------------   Financial Officer)
            Harry J. Pearce



        /s/  Kevin M. Farr       Senior Vice President and Corporate         March 26, 1999
------------------------------   Controller (Principal Accounting
             Kevin M. Farr       Officer)

     /s/  Dr. Harold Brown       Director                                    March 26, 1999
------------------------------
          Dr. Harold Brown

    /s/  Tully M. Friedman       Director                                    March 26, 1999
------------------------------
         Tully M. Friedman

    /s/  Joseph C. Gandolfo      Director and President, Worldwide           March 26, 1999
------------------------------   Manufacturing Operations
         Joseph C. Gandolfo


    /s/  Ronald M. Loeb          Director                                    March 26, 1999
------------------------------
         Ronald M. Loeb


    /s/  Ned Mansour             Director, President, Corporate              March 26, 1999
------------------------------   Operations and General Counsel
         Ned Mansour

    /s/  Dr. Andrea L. Rich      Director                                    March 26, 1999
------------------------------
         Dr. Andrea L. Rich

  /s/    William D. Rollnick     Director                                    March 26, 1999
------------------------------
         William D. Rollnick

   /s/   Pleasant T. Rowland     Vice-Chairman of the Board and              March 26, 1999
------------------------------   President, Pleasant Company
         Pleasant T. Rowland

 /s/ Christopher A. Sinclair     Director                                    March 26, 1999
------------------------------
     Christopher A. Sinclair

                                 Director
------------------------------
         Bruce L. Stein


    /s/  John L. Vogelstein      Director                                    March 26, 1999
------------------------------
         John L. Vogelstein

                               INDEX TO EXHIBITS

   SEQUENTIALLY NUMBERED
          EXHIBIT                                       DESCRIPTION
---------------------------   --------------------------------------------------------------------------------
                        4.1   Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to
                              Exhibit 10.2 to Mattel's Quarterly Report on Form 10-Q for the quarter ended
                              September 30, 1996).
                      + 4.2   Amendment to Amended and Restated Mattel 1996 Stock Option Plan.
                      + 5.1   Opinion of Lee B. Essner, Esq.
                     + 23.1   Consent of PricewaterhouseCoopers LLP.
                     + 23.2   Consent of Deloitte and Touche LLP.
                     + 23.3   Consent of Lee B. Essner, Esq. (included in Exhibit 5.1).
                     + 24.1   Power of Attorney with respect to Mattel (see page S-1).

---------------------------
+ Filed herewith.